Exhibit 10.3

FORM OF INFORMATION SHARING AGREEMENT

This INFORMATION SHARING AGREEMENT (the “Agreement”), is entered into with effect from the date that the Shareholders’ Agreement (as defined below) terminates (the “Effective Date”) (as contemplated in Clause 1 below) by and among:

Jumia Technologies AG, a stock corporation incorporated under the laws of Germany, having its registered office at Charlottenstraße 4, 10969 Berlin, Germany (hereinafter referred to as “Jumia”);

and

Mobile Telephone Networks Holdings Limited, a company incorporated under the laws of South Africa, having its registered office at No. 216, 14th Avenue, Fairland, Roodepoort, 2195, Gauteng, South Africa (hereinafter referred to as “MTN Holdings” and, together with Jumia, the “Parties”).

PREAMBLE:

WHEREAS, MTN Holdings currently holds ordinary shares in Jumia and, subject to a successful initial public offering and listing of American Depositary Shares (“ADS”) representing ordinary shares in Jumia on the New York Stock Exchange (“NYSE”), MTN Holdings will thereafter hold shares in a listed company.

WHEREAS, MTN Holdings is currently a party to a shareholders’ agreement in relation to Jumia, which regulates (among other things) the provision of financial and other information by Jumia to its shareholders (the “Shareholders’ Agreement”).

WHEREAS, at the time of settlement of the initial public offering of the Jumia ADS, the Shareholders’ Agreement will terminate.

WHEREAS, in accordance with the International Financial Reporting Standards (“IFRS”), MTN Holdings as well as MTN Group Limited (“MTN Group”), the direct 100% shareholder of MTN Holdings, which is listed on the Johannesburg Stock Exchange (“JSE”), are required to account for the investment in Jumia as an associate in the MTN Group consolidated financial statements prepared in accordance with IFRS. MTN Group’s annual audited consolidated financial statements (“AFS”) are publicly available. In order for MTN Holdings and MTN Group to comply with their reporting obligations and to prepare the MTN Group consolidated financial statements, MTN Holdings will need to receive certain financial and other information from Jumia prior to the publication of such information by Jumia and within certain time frames.

ACCORDINGLY, the Parties have agreed to formally record the terms and conditions on which Jumia will provide the required financial and other information to MTN Holdings, in this Agreement.

IT IS AGREED AS FOLLOWS:

1.	EFFECTIVE DATE

Notwithstanding the date of signature hereof, the Parties record that this Agreement shall be effective as from the Effective Date.

2.	PROVISION OF INFORMATION

Jumia hereby undertakes that it will supply the following information to MTN Holdings:

(a)	By no later than 20 January of each year (or the closest Friday, whichever occurs first), Jumia to submit to MTN Holdings an unaudited information package relating to the most recently completed financial year.

(b)	By no later than 12 February of each year (or the closest Friday, whichever occurs first), Jumia to submit to MTN Holdings an audited information package relating to the most recently completed financial year (including the final audit opinion).

(c)	By no later than 18 July of each year (or the closest Friday, whichever occurs first), Jumia to submit to MTN Holdings an unaudited information package relating to the most recently completed half-year financial period.

(d)	By no later than 26 July of each year (or the closest Friday, whichever occurs first), Jumia to submit to MTN Holdings a reviewed information package relating to the most recently completed half-year financial period (including the final review opinion).

(e)	All information packages must be prepared in accordance with IFRS for the purposes of incorporation into MTN Group’s IFRS financial statements.

(f)	All information packages in terms of this provision provided by Jumia should include a statement of financial position, income statement, statement of comprehensive income, cash flow statement and changes in equity statement, as well as any other information required by MTN Holdings or MTN Group for the purposes of making mandatory disclosures in terms of IFRS. All such information should be prepared on a year-to-date basis aligned with MTN Holdings’ financial year (i.e., 1 January to 31 December).

(g)	All information packages in terms of this provision must be dated and signed off by Jumia’s management and shall be presented in a format approved by MTN Holdings and contain all of the information reasonably requested by MTN Holdings and requisite for incorporation into the MTN Group financial statements.

(h)	Jumia shall furthermore provide such information, confirmations, certificates and assurances to MTN Holdings as MTN Holdings reasonably requires for the purposes of enabling MTN Group to comply with its mandatory corporate governance, legal and regulatory obligations, within such time periods stipulated by MTN Group (acting reasonably and taking into account the interests of Jumia).

(i)	Jumia shall also supply any other information reasonably requested by MTN Holdings and requisite for mandatory reporting purposes of MTN Holdings, within such time periods stipulated by MTN Holdings (acting reasonably and taking into account the interests of Jumia).

(j)	Jumia will have regard to, and use all reasonable commercial endeavors to, comply with MTN Holdings’ requirements for the timing, format and contents of all information referred to in clauses (a) to (i) above. MTN Holdings will have regard to, and use all reasonable endeavors to limit its information requests under this Agreement to the scope requisite for MTN Holdings and MTN Group to comply with their reporting obligations and to prepare the MTN Group consolidated financial statements and to comply with their mandatory corporate governance, legal and regulatory obligations. MTN Holdings and MTN Group each are not entitled to use information provided under the provisions of this Agreement for any other purposes to the detriment of Jumia.

3.	COMPLIANCE WITH US AND OTHER APPLICABLE INSIDER TRADING LAWS

(a)	MTN Holdings undertakes that it will comply (and that it will procure that MTN Group will comply) with all mandatory United States securities laws and any other applicable securities and insider trading laws that apply to MTN Holdings or MTN Group and/or Jumia (“Securities Law”) with respect to all material non-public information received from Jumia, and that neither MTN Holdings nor MTN Group will use or disclose such material non-public information in breach of Securities Law.

(b)	Subject to compliance with Securities Law and Jumia’s insider trading policies (including in relation to closed or “black out” periods), nothing contained in this Agreement shall preclude MTN Holdings from exercising its right to trade any ADS held by it.

4.	COMPLIANCE WITH JSE REQUIREMENTS AND APPLICABLE LAWS

(a)	Nothing in this Agreement shall preclude MTN Holdings or MTN Group from complying with applicable disclosure obligations pursuant to the Listing Requirements of the JSE or any other mandatory laws, regulations, court orders or arbitral awards applicable to MTN Holdings, MTN Group or any subsidiary of MTN Group, provided, however, that MTN Holdings or MTN Group shall, to the extent reasonably practicable and legally permissable, provide Jumia with advance notice of any such disclosure.

(b)	Nothing in this Agreement shall preclude Jumia from complying with mandatory obligations and provisions under German law.

5.	DURATION

This Agreement shall come into effect on, and with effect from, the Effective Date (notwithstanding the signature date). It will continue in effect, unless otherwise mutually agreed between Jumia and MTN Holdings in writing, for so long as MTN Holdings and MTN Group are required to equity account their shareholding in Jumia in terms of IFRS.

6.	ENTIRE AGREEMENT; AMENDMENTS

This Agreement contains the entire agreement of the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements between the Parties, whether written or oral, with respect to the subject matter of this Agreement. This Agreement may only be amended by agreement in writing signed on behalf of both Parties.

7.	NO WAIVER

The failure by any Party to enforce or to require the performance at any time of any of the provisions of this Agreement shall not be construed to be a waiver of such provision, and shall not affect either the validity of this Agreement or any part hereof or the right of such Party to enforce the provisions of this Agreement.

8.	SEVERABILITY

In the event of any one or more of the provisions of this Agreement being held for any reason to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision was not a part of this Agreement, and the Agreement shall be carried out as nearly as possible in accordance with its original terms and intent.

9.	GOVERNING LAW

This Agreement and the relationship of the parties in connection with the subject matter of this Agreement and each other shall be governed and determined in accordance with the laws of South Africa.

IN WITNESS WHEREOF, each of the Parties has by its duly authorized representative executed this Agreement as of the date indicated below.

By
Name:
Date:
For and on behalf of Jumia Technologies AG (who warrants his/her authority)

By
Name:
Date:

For and on behalf of Mobile Telephone Networks Holdings Limited

(who warrants his/her authority)

4